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                             AMENDMENT TO AGREEMENT
                              OF SALE AND PURCHASE


      THIS AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this "Amendment") is between INDIANAPOLIS WEST EQUITY PARTNERS, an Ohio general partnership ("Seller"), and HOST FUNDING, INC., a Maryland corporation or its permitted assignee ("Purchaser"), and is dated effective as of June 19, 1997.

                                 R E C I T A L S

      A. Seller and Purchaser previously entered into that certain Agreement of Sale and Purchase (the "Agreement") dated effective as of May 5, 1997, and relating to the sale by Seller to Purchaser of real property located in Marion County, Indiana, and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes (the "Property").

      B. Seller and Purchaser desire to amend the Agreement in certain respects as provided herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

      1. Section 3.1(b) of the Agreement is hereby amended by the deletion of the last sentence thereof in its entirety and, in substitution therefor, the following sentence added:

            Notwithstanding the foregoing, Purchaser agrees that Seller may distribute the Host Funding Stock to Seller's partners and to Seller's Broker (and Seller's Broker may distribute same to its participating brokers) without requirement of legal opinion; provided, however, that (i) each recipient thereof shall have executed and delivered to Seller and Purchaser an Investment Letter Agreement with respect thereto and (ii) Purchaser shall determine within its sole discretion that such transfer will not disqualify Purchaser as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended.

      2. The Agreement is hereby amended by the deletion therefrom of Section 3.2(a) in its entirety and, in substitution therefor, the following Section 3.2(a) added:

      Within three (3) business days following the mutual execution of this Agreement by Seller and Purchaser, Purchaser shall initially deposit with the Title Company the sum of EIGHT THOUSAND TWO HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($8,225.00) (the "Initial Deposit"), which Initial Deposit shall be increased to THIRTY-TWO THOUSAND NINE HUNDRED AND NO/100 DOLLARS ($32,900.00) in total value (the "Final Deposit", and, together with the
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      Initial Deposit, the "Deposit") on or before June 25, 1997, said Final
      Deposit to be made by Purchaser depositing with the Title Company the number of shares of the Class A Common Stock of Host Funding, Inc. having an aggregate value equal to TWENTY-FOUR THOUSAND SIX HUNDRED SEVENTY-FIVE AND NO/100 ($24,675.00).

      3. Section 3.2(b) of the Agreement is hereby amended by the deletion of the last sentence thereof in its entirety and, in substitution therefor, the following section added:

      At the Closing, the cash portion of the Deposit shall be paid and applied against the Cash Portion of the Purchase Price, and the stock portion of the Deposit shall be applied and used as a part of the Host Funding Stock.

      4. The Agreement is hereby amended by the deletion therefrom of Section 6.1, except the last two (2) sentences thereof; and, provided, the Deposit will be considered non-refundable, subject however, to the conditions and/or provisions set forth in Paragraphs 8, 9 and 10 of this Amendment, the conditions and/or provisions set forth in Sections 5.3(a), 5.3(b), 5.3(d), 9.1(e), 9.1(f), 9.1(g), 9.1(h), Article 14 and Article 17 of the Agreement, and so long as Seller is not in default of its obligations or in breach of its representations and warranties under the Agreement.

      5. Section 7.4 of the Agreement is hereby amended to provide that only a portion of the Host Funding Stock equal to the number of shares of Host Funding Stock having an aggregate value equal to ONE HUNDRED SIXTY THOUSAND NINE HUNDRED AND NO/100 ($160,900.00) (as determined by the Host Funding Stock Fair Market Value) shall be held back in trust for Purchaser by Seller for a period of one
(1) year after the Closing.

      6. Section 11.1 of the Agreement is hereby amended to provide that the transaction contemplated by the Agreement will be closed on or before August 28, 1997.

      7. The Agreement is hereby amended by the deletion therefrom of Section 12.1(n) in its entirety and, in substitution therefor, the following Section 12.1(n) added:

      (n) An Investment Letter from each recipient of Host Funding Stock on the Closing Date, including, without limitation, an Investment Letter from Seller's Broker (or any of its applicable participating brokers).

      8. The Agreement is hereby amended by the deletion therefrom of Section 19.1(l) in its entirety and, in substitution therefor, the following Section 19.1(l) added:

      (l) Further Conditions to Closing. The obligations of Seller and Purchaser to close the Agreement are conditioned upon the simultaneous closings of the Auburn CHI Contract and the Findlay Contract on or before July 28, 1987, and neither party shall be obligated to close the purchase of the Property pursuant to this Agreement if the


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            closings of the Auburn CHI Contract and the Findlay CHI Contract do
            not simultaneously occur on or before July 28, 1997.

      9.    The Agreement is hereby amended by the addition thereto of Section
            19.3 as follows:

                  Notwithstanding anything contained in this Amendment or the
            Agreement to the contrary, Purchaser's obligation to close hereunder shall be subject to Purchaser obtaining financing to close the transaction contemplated hereby on or before July 28, 1997, such financing to be acceptable to Purchaser in its sole discretion, and in the event such financing is not obtained on or before July 28, 1997, Purchaser may terminate the Agreement, and in such event, the Deposit shall be returned to Purchaser by the Title Company, and the parties hereto shall thereafter have no further obligations one to the other hereunder, except as to Purchaser's obligations to return due diligence materials pursuant to Section 5.4 hereof, and except as to Purchaser's indemnification liabilities set forth in Section
            6.1 and 19.1(d) hereof.

      10.   The Agreement is hereby amended by the addition thereto of Section
            19.4 as follows:

                  Notwithstanding anything contained in this Amendment or the
            Agreement to the contrary, if Seller has not, on or before July 28, 1997, received the approval of the transaction contemplated by this Agreement from at least fifty-one percent (51%) of the partners of Seller (or such larger percentage, if so required) entitled to vote to approve the transaction contemplated hereby, either Seller or Purchaser may terminate the Agreement, and, in such event, the Deposit shall be returned to Purchaser by the Title Company, and the parties hereto shall thereafter have no further obligations one to the other hereunder, except as to Purchaser's obligations to return to Seller due diligence materials pursuant to Section 5.4 hereof, and except as to Purchaser's indemnification liabilities set forth in Section 6.1 and 19.1(d) hereof.


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      11. Except as expressly amended herein, the Agreement remains unchanged, and the valid and binding obligation of Seller and Purchaser. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement. This Amendment shall be effective upon execution by facsimile transmission by both parties.

                                 SELLER:

                                 INDIANAPOLIS WEST EQUITY PARTNERS,
                                 an Ohio general partnership

                                 By: Investment Resources Capital Corp., an Ohio
                                     corporation, Managing Partner

                                     By:
                                        ----------------------------------------
                                     Name:
                                        ----------------------------------------
                                     Title:
                                        ----------------------------------------

                                 PURCHASER:

                                 HOST FUNDING, INC., a Maryland corporation

                                 By:
                                    --------------------------------------------
                                       Michael S. McNulty, President


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